Exhibit 99.1
SOUTHWEST IDEAS 2023 CONFERENCE NOVEMBER 15

FACT SHEET The World Leader in Towing and Recovery Equipment. Miller Industries is the world’s largest manufacturer of towing and recovery equipment and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Jigé, and Boniface. There are approximately 74 distributor locations in North America, who serve all 50 states, Canada & Mexico, and approximately 50 distributors that serve other foreign markets. Each of the Company’s brands has a well established, distinct product image and corresponding customer loyalty. Since 1990 Miller Industries has developed or acquired several of the most well recognized brands in the highly fragmented towing and recovery industry. During this period, management has strengthened the Company’s distributor network, increased production capacity, achieved cost savings and improved manufacturing efficiencies and product design. Miller Industries offers a broad range of products that meet most customer design, capacity, and cost requirements. The Company manufactures the bodies of wreckers and car carriers, which are installed on truck chassis manufactured by third parties. Wreckers generally are used to recover and tow disabled vehicles and other equipment, and range in type from the conventional tow truck to large recovery vehicles with rotating hydraulic booms and 100-ton lifting capacities. Car carriers are specialized flatbed vehicles with hydraulic tilt mechanisms that enable a towing operator to drive or winch a vehicle onto the bed for transport. Car carriers transport new or disabled vehicles and other equipment and are particularly effective over long distances. The company also manufactures a line of transport trailers. Our continued success in the future will rely heavily on sensitivity to our customers’ needs and our quality in construction and design of our products. With these attributes, Miller Industries will continue to be the acknowledged leader in the towing and recovery industry. CORPORATE SUMMARY MISSION STATEMENT Miller Industries is the global leader in towing and recovery equipment, manufacturing and servicing the highest quality and most innovative products. Our mission is to create superior value for our end-users, distributors, suppliers, employees, and shareholders. CORE VALUES • Customer Satisfaction • Innovation • Integrity • Quality • Dedication NYSE: MLR FINANCIAL OVERVIEW 6M 2023 Revenue: $582.5m Gross Margin: $70.3m (12.1%) Net Income: $24.1m (4.1%) EPS: $2.10 FACILITIES Ooltewah, TN Athens, TN Greeneville, TN Hermitage, PA Lorraine, France Thetford, England

EXECUTIVE BIO The World Leader in Towing and Recovery Equipment. NYSE: MLR William G. Miller, II has served as a director since May 2014, our Chief Executive Officer since March 2022 and President since March 2011, after serving as Co-Chief Executive Officer from December 2013 to March 2022 and as a Regional Vice President of Sales of Miller Industries Towing Equipment Inc. from November 2009 to February 2011. Mr. Miller II also served as Vice President of Strategic Planning of the Company from October 2007 until November 2009, as Light-Duty General Manager from November 2004 to October 2007, and as a Sales Representative of Miller Industries Towing Equipment Inc. from 2002 to 2004. Deborah L. Whitmire has served as a director since February 2020, our Executive Vice President, Chief Financial Officer and Treasurer since January 2017, after serving as our Vice President and Corporate Controller from January 2014 to December 2016 and Corporate Controller to Miller Industries Towing Equipment Inc. from March 2005 to January 2014. From April 2000 to March 2005, Mrs. Whitmire also served as Director of Finance – Manufacturing to Miller Industries Towing Equipment Inc. In addition, Mrs. Whitmire served as Controller to Miller Industries Towing Equipment Inc. from October 1997 to April 2000 and Accounting Manager to Miller Industries Towing Equipment Inc. from October 1996 to October 1997.

Miller INDUSTRIES

The World Leader in Towing and Recovery Equipment.

PRODUCT SUMMARY

LIGHT-DUTY

The Vulcan 812 and Century Express 300 have been the most popular choices in the industry over the past decade for private property, repossession and commercial towers. But in an effort to improve upon an already great product, Miller Industries' engineers surveyed operators on what features were important to them.



Vulcan 812 Intruder II

The result is increased rear visibility between the boom and tailboard for easier hook ups, a new hose tracking system for longer life and easier maintenance and your choice of several handheld controllers to suit what the operator is most comfortable with. Other changes include a total redesigned low profile crossbar and claws that has a recessed area for better oil pan clearance and a new patent pending pivot system.

CAR CARRIER



Century 12-Series LCG

Miller Industries brings a whole new dimension to transport with the 12 Series LCG™ (Low Center of Gravity) carrier. The patented design lowers the deck height 5" – 6" over conventional carriers. The lower height allows for the transport of taller loads, such as forklifts or man-lifts, that may be over-height on a conventional carrier and also provides better stability during transport.

The operator can easily secure loads or tie down vehicles while standing on the ground, thanks to the lower height. When mounted on most air ride chassis, with the air dumped, the 12 Series LCG™ has less than an 11-degree load angle, making it ideal for loading low-clearance vehicles or equipment without using ramps or wood. Your new 12 Series LCG™ is available in 20.5' to 22' deck lengths with a capacity of 12,000 lbs. and a wide variety of options to fit your specific needs.

NYSE: MLR

Miller INDUSTRIES™

PRODUCT SUMMARY

The World Leader in Towing and Recovery Equipment.

HEAVY-DUTY

The 5130 is Century's best performing heavy-duty integrated unit with 128" of underlift reach. The 5130 has the ability to tow most vehicles without giving up maneuverability of a single axle or tandem axle unit. The 5130 also provides a 25-ton recovery boom and 25,000 lb winches for your recovery and lifting applications.



Century 5130

ROTATOR



Century 1150

With the call for quick clearance on congested roadways and to handle a variety of difficult recovery and lifting jobs, Century is the number one choice worldwide. As the only manufacture of recovery equipment that designs specifically for towers needs and safety, we are proud to offer the 1150, a 50 ton rotator ideal for heavy recovery with a weight saving design for your daily towing.

The Century 1150 features 360° of continuous boom rotation, a 3-stage recovery boom, optional deck and turret mounted winches and a variety of underlift options. The 1150 technology is also available in the Century 1150R that features a unique patented roller system that allows the boom to travel up to 60". The low maintenance roller system has the ability to start and stop under heavy loads, even while rotating.

NYSE: MLR

The World’s Largest Manufacturer of Towing and Recovery Equipment NYSE: MLR 1 Southwest Ideas Conference November 15, 2023 Safe Harbor Statement The World’s Largest Manufacturer of Towing and Recovery Equipment® NYSE: MLR Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include without limitation any statements relating to the Company’s 2023 revenues or profitability. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: changes in price, delivery delays and decreased availability of component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products, resulting from changes in demand and market conditions, the general inflationary environment, the war in Ukraine, and the lingering effects of the COVID-19 pandemic on supply chains; economic and market conditions, including the negative impacts on the Company’s customers, suppliers and employees from increasing inflationary pressures, economic and geopolitical uncertainties (including the war in Ukraine); our dependence upon outside suppliers for purchased component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products; future impacts resulting from the war in Ukraine, which include or could include (among other effects) disruption in global commodity and other markets, increased prices for energy, supply shortages and supplier financial risk; increased labor costs and the ability to attract and retain skilled labor to manufacture our products; the potential negative impacts of higher interest rates and other actions taken by the federal government in response to economic volatility and inflationary pressures, including the impact on our customers’ and end users’ access to capital and credit to fund purchases; our ability to raise capital, including to grow our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in the best interests of the Company and our shareholders due to the significant additional indebtedness we incurred during 2022; the cyclical nature of our industry and changes in consumer confidence; special risks from our sales to U.S. and other governmental entities through prime contractors; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulations, including environmental and health and safety regulations; failure to comply with domestic and foreign anticorruption laws; competition in our industry and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in foreign currency exchange rates and interest rates; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; and those other risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company. 2

Introduction to Miller Industries The Worlds Largest Manufacturer of Towing and Recovery Equipment® Overview Miller Industries, Inc., founded in 1990 by William G. Miller “Bill”, is the leading manufacturer of towing and recovery equipment in the world Our goal is to deliver long-term value to all stockholders through continued innovation, growth and profitability Six world class manufacturing sites located in three countries Manufacturing the largest portfolio of towing, recovery and transport vehicles in the world Largest North American distribution network Export to 60+ countries Significant global presence in the military recovery and transport sector Transport equipment supplier for the three largest rental companies in North America Supplier for Copart in the automotive salvage industry The industry leader in innovation 45+ Engineers that specialize in mechanical, hydraulic and electrical engineering 4 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Investment Highlights • World Leader in Towing & Recovery Equipment • Strong Consistent Organic Growth • Global Presence • Industry Leader in Innovation • Best in Class Products and Distribution • Strong Customer Relationships • Attractive Financial Metrics • Experienced Management Team 5 The World’s Largest Manufacturer of Towing and Recovery Equipment® Industry History Holmes Tow Truck (1916 Chattanooga, TN) Century M100 (100 ton Rotator) 6 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Towing & Recovery Market • Multi Billion Dollar Global Market • Primary Market Segments • Commercial Towing • Government and Municipal Sales • Military • Primary Product Types • Light Duty Recovery Vehicles • Medium & Heavy Duty Recovery Vehicles • Carrier Transport Vehicles 7 The World’s Largest Manufacturer of Towing and Recovery Equipment® Industry Drivers • Miles Driven • Aging Vehicle Fleet • General Construction • Infrastructure Construction • Natural Disasters • Global Conflict • Pent-up Demand • Commercial Chassis Allocation • Future Emission Changes • Military Recovery Vehicle Upgrades Accelerators 8 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Miller Strategy • Develop a world class team from the top down, and invest in our employees education and career development to enhance the value of the Miller organization • Locate, develop and maintain five star distribution that have industry leading product sales, parts sales and after the sale service • Innovate, design, and produce the highest quality products with greater payloads and recovery capabilities than our competitors • Grow commercial market share, explore new market potential, and develop innovative products to create new opportunities • Focus on core competencies and reinvest in our infrastructure to increase capacity, capabilities and quality • Vertical integration, to control costs, reduce manufacturing disruption and quality control • Our strategy has positioned Miller Industries for continued long term success 9 The World’s Largest Manufacturer of Towing and Recovery Equipment® Revenue Streams • North American Distribution • National Accounts • U.S. Export • European Operations • Government • Military • After Market Parts • Chassis For 2023 No Individual Customer Made up More than 10% of Revenue or Accounts Receivables 10 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Manufacturing Locations Ooltewah, TN Greeneville, TN Hermitage, PA Lorraine, France Thetford, England Athens, TN Global Footprint: 1,154,000 sqft 11 The World’s Largest Manufacturer of Towing and Recovery Equipment® North American Distribution History • 1990 - Century, Holmes & Challenger • 450+ North American Distributors • Streamlined to 125 Distributors by 1994 12 The World’s Largest Manufacturer of Towing and Recovery Equipment®

North American Distribution • 53 Distributor Principals • 74 Distributor Locations • 300+ Retail Sales Personnel • Commercial Towing Operators • Entrepreneurs • Average Fleet Size 10-15 Trucks • Vehicle Life Cycle • Warranty Offering / Cost of Ownership • Depreciation 13 The World’s Largest Manufacturer of Towing and Recovery Equipment® • 50+ Foreign Distributors • Direct Sales to Foreign Governments and Militaries • Export to 60+ Countries Foreign Market Distribution 14 The World’s Largest Manufacturer of Towing and Recovery Equipment®

“We have the best people, the best products, and the best distribution network in the Towing & Recovery Industry.” -Bill Miller Year - 1990 15 The World’s Largest Manufacturer of Towing and Recovery Equipment® Investment in Manufacturing Century Wrecker 1990 Miller Industries Headquarters Present Day 16 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Miller Industries Carrier Plant 1990 Carrier Plant Present Day Investment in Manufacturing 17 The World’s Largest Manufacturer of Towing and Recovery Equipment® Investment in Human Capital Welders are supplied with air purifying respirators Employee Health & Safety Employee Engagement Employee Development Safety Systems First Responders have been Provided with CPR/AED Training Annual Relevant Safety Training for all Employees Bi-Monthly Town Hall Meetings with Employees Increased Team Leader to Employee Ratio to Improve on-the-job Training & Quality Six-week Team Leader Bootcamp Training Program Employee Family Scholarship Fund Made Cost-of-Living Adjustments for All Employees Front-Line Leadership Academy Weld Academy Provide External Training on an as-needed-bases Working with Local Universities Tuition Rembursment Program 18 The World’s Largest Manufacturer of Towing and Recovery Equipment®

The World's Largest Manufacturer of Towing and Recovery Equipment®

Highly Experienced Management Team

Name	Exp.	Name	Exp.
 **William G. Miller "Bill"** Founder and Chairman of the Board	30+ years	 **Frank Madonia** Executive Vice President, Secretary and General Counsel	30+ years
 **William G. Miller II "Will"** President and CEO	20+ years	 **Josias W. Reyneke** Vice President and Chief Information Officer	25+ years
 **Jeffrey I. Badgley** President of International and Military	30+ years	 **Jamison Linden** Vice President and Chief Manufacturing Officer	20+ years
 **Deborah L. Whitmire** Executive Vice President, Chief Financial Officer and Treasurer	25+ years	 **Vince Tiano** Vice President and Chief Revenue Officer	25+ years

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE | 19

Financial Overview - 9 Months '23

	Revenue	Gross Margin	Net Income	EPS
9 Months '23	$857.1m	$113.2m (13.2%)	$41.6m (4.9%)	$3.62
Change	37.7%	99.0%	276.3%	273.2%

	Hist. Revenue	Hist. Gross Margin	Hist. Net Income	Hist. EPS
2022	$848.5m ↑	$82.4m ↑	$20.3m ↑	$1.78 ↑
2021	$717.5m ↑	$69.9m ↓	$16.3m ↓	$1.42 ↓
2020	$651.3m ↓	$78.4m ↓	$29.8m ↓	$2.62 ↓
2019	$818.2m ↑	$96.5m ↑	$39.1m ↑	$3.43 ↑

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE | 20

$0 $250,000 $500,000 $750,000 $1,000,000 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Historical & Projected 2023 Revenue 21 The World’s Largest Manufacturer of Towing and Recovery Equipment® $0 $250,000 $500,000 $750,000 $1,000,000 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 CAGR CAGR: 12.9% 22 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Miller INDUSTRIES

Q2 2023 Peer Group Analysis



23

Shareholder Return (EPS+Dividends)

	Q2 '23	YTD '23
MLR	$1.47	$2.46
ASTE	$0.71	$1.37
PKOH	$0.56	$1.15
PLOW	$1.31	$1.02
CVGI	$0.30	$0.56
BLBD	$0.29	$0.51
EPAC	$0.26	$0.38
SHYF	$0.18	$0.28
FSTR	$0.36	$0.20
MPAA	-$0.07	$0.00
CIR	-$0.38	-$0.37
SRI	-$0.11	-$0.38
NNBR	-$0.31	-$0.53

Sorted by YTD '23


YTD 2023
$3.00
$2.25
$1.50
$0.75
$0.00
-$0.75
MLR
ASTE
PKOH
PLOW
CVGI
BLBD
EPAC
SHYF
FSTR
MPAA
CIR
SRI
NNBR

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE

24

TSR (Total Shareholder Return)

	Q2 '23	YTD '23
CIR	81.5%	139.4%
BLBD	10.0%	94.3%
NNBR	129.9%	64.3%
CVGI	52.1%	61.6%
PKOH	58.3%	49.7%
FSTR	24.7%	46.7%
MLR	0.8%	35.2%
ASTE	10.5%	10.9%
EPAC	6.0%	6.9%
SRI	0.8%	-14.3%
PLOW	-5.4%	-16.1%
SHYF	-2.8%	-16.4%
MPAA	4.0%	-33.8%

Sorted by YTD '23


YTD 2023
140%
105%
70%
35%
0%
-35%
-70%
CIR
BLBD
NNBR
CVGI
PKOH
FSTR
MLR
ASTE
EPAC
SRI
PLOW
SHYF
MPAA

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE

25

Quarterly Dividend

	Q2 '23	YTD '23
PLOW	$0.30	$0.59
MLR	$0.18	$0.36
ASTE	$0.13	$0.26
PKOH	$0.13	$0.25
NNBR	$0.07	$0.14
SHYF	$0.05	$0.10
EPAC	$0.04	$0.08
FSTR	$0.04	$0.08
CIR	$0.04	$0.08
BLBD	$0.00	$0.00
CVGI	$0.00	$0.00
MPAA	$0.00	$0.00
SRI	$0.00	$0.00

Sorted by YTD '23


YTD 2023
$0.60
$0.45
$0.30
$0.15
$0.00
PLOW
MLR
ASTE
PKOH
NNBR
SHYF
EPAC
FSTR
CIR
BLBD
CVGI
MPAA
SRI

CENTURY HOLMES BONIFACE TITAN CHEVRON JIGE

26

-$0.75 $0.00 $0.75 $1.50 $2.25 $3.00 MLR ASTE PKOH CVGI BLBD PLOW EPAC SHYF FSTR MPAA SRI CIR NNBR YTD 2023 27 EPS Q2 ‘23 YTD ‘23 MLR $1.29 $2.10 ASTE $0.58 $1.11 PKOH $0.43 $0.90 CVGI $0.30 $0.56 BLBD $0.29 $0.51 PLOW $1.01 $0.43 EPAC $0.22 $0.30 SHYF $0.13 $0.18 FSTR $0.32 $0.12 MPAA -$0.07 $0.00 SRI -$0.11 -$0.38 CIR -$0.42 -$0.44 NNBR -$0.38 -$0.67 Sorted by YTD ‘23 Select Market Information As of September 30, 2023 Ticker Exchange Stock Price Market Capitalization Revenue Book Value Debt to Total Capitalization Ratio Full-time Employees MLR New York Stock Exchange $39.21 per share $448.8 million $857.1 million $29.04 per share 18.1% 1,594 28 The World’s Largest Manufacturer of Towing and Recovery Equipment®

Investment Highlights 29 • World Leader in Towing & Recovery Equipment • Strong Consistent Organic Growth • Global Presence • Industry Leader in Innovation • Best in Class Products and Distribution • Strong Customer Relationships • Attractive Financial Metrics • Experienced Management Team The World’s Largest Manufacturer of Towing and Recovery Equipment® The World’s Largest Manufacturer of Towing and Recovery Equipment NYSE: MLR Thank You 30

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171 CONTACT: Miller Industries, Inc. Debbie Whitmire, Chief Financial Officer (423) 238-8464 Frank Madonia, General Counsel (423) 238-8414 FTI Consulting, Inc. Mike Gaudreau millerind@fticonsulting.com MILLER INDUSTRIES REPORTS 2023 THIRD QUARTER RESULTS CHATTANOOGA, Tenn., November 8, 2023/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the third quarter ended September 30, 2023. For the third quarter of 2023, net sales were $274.6 million, an increase of 33.6%, compared to $205.6 million for the third quarter of 2022. The year over year improvement was predominantly due to execution against the Company’s strategic initiatives in the form of improved deliveries of finished goods to our customers. Gross profit for the third quarter of 2023 was $42.9 million, or 15.6% of net sales, compared to $23.2 million, or 11.3% of net sales, for the third quarter of 2022. The increase in gross margin was driven largely by productivity improvements, the stabilization of raw material costs, and a more favorable product mix compared to the prior year. Selling, general and administrative expenses were $19.3 million, or 7.0% of net sales, compared to $14.7 million, or 7.1% of net sales, in the prior year period. The increase in selling, general and administrative expenses compared to the prior year was due largely to increases in bonus accruals associated with increased pretax income, as well as investments in the training and retention of the Company’s workforce. Net income in the third quarter of 2023 was $17.5 million, or $1.52 per diluted share, compared to net income of $5.2 million, or $0.46 per diluted share, in the prior year period, for increases of 233.7% and 230.4%, respectively. The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable December11, 2023, to shareholders of record at the close of business on December 4, 2023, the fifty-second consecutive quarter that the Company has paid a dividend. “I am pleased to report yet another strong quarter in 2023, with substantial year over year improvements in almost every aspect of our business,” said William G. Miller, II, Chief Executive Officer of the Company. “Our long-term capital investments to increase capacity, foster innovation and achieve operational excellence are reflected in our performance, and are indicative of our commitment to shareholder return.” – MORE –

MILLER INDUSTRIES REPORTS 2023 THIRD QUARTER RESULTS PAGE 2 “We continue to see strong demand for all of our products, across all of our geographies. Despite our significant sales growth, we still have a healthy backlog that is substantially more than our historical levels. Though we still face supply chain disruptions related to chassis and electrical and hydraulic components, we believe we are well positioned to convert inventory into finished goods and deliver product to our customers as final parts and components are delivered. This strategy should not only improve the speed with which we convert inventory to revenue, but also improves our efficiency, and therefore our margins. Our strategy of investing in inventory has served us well thus far exiting the pandemic and resulting supply chain challenges and I am confident that it will continue to do so,” continued Mr. Miller, II. Mr. Miller, II, concluded, “I’d like to close by thanking our extremely dedicated team that has been crucial to our success in the face of many headwinds over the last 24 months. Because of their commitment, in just the first nine months of 2023 alone, we have already surpassed the company’s previous full year revenue and earnings record. With the strength we’ve demonstrated so far in 2023, we look forward to finishing the year on a high by hitting our target of over $1 billion of annual revenue, with significant year over year improvements in both gross margin and net income.” The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, November 9, 2023, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link: https://app.webinar.net/boLQyVQr79k Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through November 16, 2023. The replay number is 1- 844-512-2921, Passcode 13742138. About Miller Industries Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®. - MORE –

MILLER INDUSTRIES REPORTS 2023 THIRD QUARTER RESULTS PAGE 3 Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include without limitation any statements relating to the Company’s 2023 revenues or profitability. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: changes in price, delivery delays and decreased availability of component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products, resulting from changes in demand and market conditions, the general inflationary environment, the war in Ukraine and the more recent conflict in the Middle East, and the lingering effects of the COVID-19 pandemic on supply chains; economic and market conditions, including the negative impacts on the Company’s customers, suppliers and employees from increasing inflationary pressures, economic and geopolitical uncertainties (including the war in Ukraine and the more recent conflict in the Middle East); our dependence upon outside suppliers for purchased component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products; future impacts resulting from the war in Ukraine and the more recent conflict in the Middle East, which include or could include (among other effects) disruption in global commodity and other markets, increased prices for energy, supply shortages and supplier financial risk; increased labor costs and the ability to attract and retain skilled labor to manufacture our products; the potential negative impacts of higher interest rates and other actions taken by the federal government in response to economic volatility and inflationary pressures, including the impact on our customers’ and end users’ access to capital and credit to fund purchases; our ability to raise capital, including to grow our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in the best interests of the Company and our shareholders due to the significant additional indebtedness we incurred during 2022 and 2023; the cyclical nature of our industry and changes in consumer confidence; special risks from our sales to U.S. and other governmental entities through prime contractors; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulations, including environmental and health and safety regulations; failure to comply with domestic and foreign anti-corruption laws; competition in our industry and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in foreign currency exchange rates and interest rates; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; and those other risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10- K for the year ended December 31, 2022, as supplemented by Item 1A in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company. - MORE -

MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	% Change	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	% Change
NET SALES	**$ 274,568**	$ 205,557	**33.6%**	**$ 857,108**	$ 622,602	**37.7%**
COSTS OF OPERATIONS	**231,700**	182,377	**27.0%**	**743,894**	565,708	**31.5%**
GROSS PROFIT	**42,868**	23,180	**84.9%**	**113,214**	56,894	**99.0%**
OPERATING EXPENSES:						
Selling, General and Administrative Expenses	**19,318**	14,673	**31.7%**	**56,721**	39,710	**42.8%**
NON-OPERATING (INCOME) EXPENSES:						
Interest Expense, Net	**1,813**	1,042	**73.9%**	**4,525**	2,088	**116.7%**
Other (Income) Expense, Net	**(294)**	666	**-144.2%**	**(842)**	993	**-184.8%**
Total Expense, Net	**20,837**	16,381	**27.2%**	**60,404**	42,791	**41.2%**
INCOME BEFORE INCOME TAXES	**22,031**	6,799	**224.0%**	**52,810**	14,103	**274.5%**
INCOME TAX PROVISION	**4,572**	1,567	**191.8%**	**11,214**	3,049	**267.8%**
NET INCOME	**$ 17,459**	$ 5,232	**233.7%**	**$ 41,596**	$ 11,054	**276.3%**
BASIC INCOME PER COMMON SHARE	**$ 1.53**	$ 0.46	**232.6%**	**$ 3.64**	$ 0.97	**275.3%**
DILUTED INCOME PER COMMON SHARE	**$ 1.52**	$ 0.46	**230.4%**	**$ 3.62**	$ 0.97	**273.2%**
CASH DIVIDENDS DECLARED PER COMMON SHARE	**$ 0.18**	$ 0.18	**0.0%**	**$ 0.54**	$ 0.54	**0.0%**
WEIGHTED AVERAGE SHARES OUTSTANDING:						
Basic	**11,446**	11,417	**0.3%**	**11,437**	11,417	**0.2%**
Diluted	**11,515**	11,417	**0.9%**	**11,495**	11,418	**0.7%**

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) September 30, 2023 December 31, (Unaudited) 2022 ASSETS CURRENT ASSETS: Cash and temporary investments $ 26,847 $ 40,153 Accounts receivable, net of allowance for credit losses of $1,472 and $1,319 at September 30, 2023 and December 31, 2022, respectively 240,590 177,663 Inventories, net 176,329 153,656 Prepaid expenses 5,343 4,576 Total current assets 449,109 376,048 NONCURRENT ASSETS: Property, plant and equipment, net 116,216 112,145 Right-of-use assets - operating leases 705 909 Goodwill 20,594 11,619 Other assets 782 708 TOTAL ASSETS $ 587,406 $ 501,429 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 146,790 $ 125,500 Accrued liabilities 40,228 27,904 Income taxes payable 1,214 2,430 Current portion of operating lease obligation 282 311 Total current liabilities 188,514 156,145 NONCURRENT LIABILITIES: Long-term obligations 60,000 45,000 Noncurrent portion of operating lease obligation 422 597 Deferred income tax liabilities 6,085 6,230 Total liabilities 255,021 207,972 SHAREHOLDERS’ EQUITY: Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding — — Common stock, $0.01 par value; 100,000,000 shares authorized, 11,445,640 and 11,416,716 outstanding at September 30, 2023 and December 31, 2022, respectively 114 114 Additional paid-in capital 153,191 152,392 Accumulated surplus 185,541 150,124 Accumulated other comprehensive loss (6,461) (9,173) Total shareholders’ equity 332,385 293,457 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $ 587,406 $ 501,429

NYSE: MLR